                                                                 Exhibit (l)(12)

                              Purchase Agreement


          Firstar Funds, Inc., a Wisconsin corporation (the "Company"), and Quasar Distributors, LLC ("Quasar") hereby agree as follows:

          1. The Company hereby offers Quasar and Quasar hereby purchases, in consideration for the payment set forth on Exhibit 1 hereto, one share of beneficial interest of the Ohio Tax-Exempt Money Market Fund - Institutional and one share of beneficial interest of the Ohio Tax-Exempt Money Market Fund - Series A.

          2. The Company hereby offers Quasar and Quasar hereby purchases, in consideration for the payment set forth on Exhibit 1 hereto, one share of beneficial interest of the Missouri Tax-Exempt Bond Fund - Institutional, one share of beneficial interest of the Missouri Tax-Exempt Bond Fund - Series A, one share of beneficial interest of the Missouri Tax-Exempt Bond Fund - Series B, and one share of beneficial interest of the Missouri Tax-Exempt Bond Fund - Series Y.

          3. The Company hereby offers Quasar and hereby purchases, in consideration for the payment set forth on Exhibit 1 hereto, one share of beneficial interest of the Strategic Income Fund - Institutional, one share of beneficial interest of the Strategic Income Fund - Series A, one share of beneficial interest of the Strategic Income Fund - Series B, and one share of beneficial interest of the Strategic Income Fund - Series Y.

          4. The Company hereby offers Quasar and hereby purchases, in consideration for consideration for the payment set forth on Exhibit 1 hereto, one share of beneficial interest of the Equity Income Fund - Institutional, one share of beneficial interest of the Equity Income Fund - Series A, one share of beneficial interest of the Equity Income Fund - Series B, and one share of beneficial interest of the Equity Income Fund - Series Y.

          5. The Company hereby offers Quasar and Quasar hereby purchases, in consideration for the payment set forth on Exhibit 1 hereto, one share of beneficial interest of the Relative Value Fund - Institutional, one share of beneficial interest of the Relative Value Fund - Series A, one share of beneficial interest of the Relative Value Fund - Series B, and one share of beneficial interest of the Relative Value Fund - Series Y.

          6. The Company hereby offers Quasar and hereby purchases, in consideration for the payment set forth on Exhibit 1 hereto, one share of beneficial interest of the Large Cap Growth Fund - Institutional, one share of beneficial interest of the Large Cap Growth Fund - Series A, one share of beneficial interest of the Large Cap Growth Fund - Series B, and one share of beneficial interest of the Large Cap Growth Fund - Series Y.

          7. The Company hereby offers Quasar and hereby purchases, in consideration for consideration for the payment set forth on Exhibit 1 hereto, one share of beneficial interest of the Science & Technology Fund - Institutional, one share of beneficial interest of the Science & Technology Fund -Series A, one share of beneficial interest of the Science & Technology Fund -Series B, and one share of beneficial interest of the Science & Technology Fund -Series Y.

          8. The Company hereby offers Quasar and Quasar hereby purchases, in consideration for the payment set forth on Exhibit 1 hereto, one share of beneficial interest of the REIT Fund - Institutional, one share of beneficial interest of the REIT Fund - Series A, one share of beneficial interest of the REIT Fund - Series B, and one share of beneficial interest of the REIT Fund - Series Y.

          9. The Company hereby offers Quasar and hereby purchases, in consideration for the payment set forth on Exhibit 1 hereto, one share of beneficial interest of the Small Cap Index Fund - Institutional, one share of beneficial interest of the Small Cap Index Fund - Series A, one share of beneficial interest of the Small Cap Index Fund - Series B, and one share of beneficial interest of the Small Cap Index Fund - Series Y.

          10. The Company hereby offers Quasar and hereby purchases, in consideration for consideration for the payment set forth on Exhibit 1 hereto, one share of beneficial interest of the Global Equity Fund - Institutional and one share of beneficial interest of the Global Equity Fund - Series Y.

          11. Quasar acknowledges that the shares purchased hereunder have not been registered under the federal securities laws and that the Company is relying on certain exemptions from such registration requirements. Quasar represents and warrants that it is acquiring such shares solely for investment purposes and that Quasar has no present intention to redeem, sell or otherwise dispose of the shares.

          12. This Agreement shall be governed by the law of the State of Wisconsin. Firstar Funds is a corporation organized under the laws of Wisconsin and under Articles of Incorporation, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of Wisconsin as required by law, and to any and all amendments thereto so filed or hereafter filed.

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

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 11th day of December, 2000.

(SEAL)
                              FIRSTAR FUNDS, INC.


                              By:
                                  Name:  /s/ Joseph Neuberger
                                         -------------------------------
                                  Title: Assistant Treasurer
                                         -------------------------------


                              QUASAR DISTRIBUTORS, LLC


                              By:
                                  Name:  /s/ James R. Schoenike
                                         -------------------------------
                                  Title: President
                                         -------------------------------

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

                                   Exhibit 1
                                   ---------
              (Payment for one Share by Quasar Distributors, LLC)


Ohio Tax-Exempt Money Market Fund - Institutional     $  1.00

Ohio Tax-Exempt Money Market Fund - Retail A          $  1.00

Missouri Tax-Exempt Bond Fund - Institutional         $ 11.73

Missouri Tax-Exempt Bond Fund - Retail A              $ 11.72

Missouri Tax-Exempt Bond Fund  - Retail B             $ 11.71

Missouri Tax-Exempt Bond Fund - Y                     $ 11.72

Strategic Income Fund - Institutional                 $  8.55

Strategic Income Fund - Retail A                      $  8.55

Strategic Income Fund - Retail B                      $  8.55

Strategic Income Fund - Y                             $  8.55

Equity Income Fund - Institutional                    $  6.55

Equity Income Fund - Retail A                         $  6.54

Equity Income Fund - Retail B                         $  6.51

Equity Income Fund - Y                                $  6.56

Relative Value Fund - Institutional                   $ 28.16

Relative Value Fund - Retail A                        $ 28.11

Relative Value Fund - Retail B                        $ 28.01

Relative Value Fund - Y                               $ 28.11

Large Cap Growth Fund - Institutional                 $ 24.11

Large Cap Growth Fund - Retail A                      $ 24.01

Large Cap Growth Fund - Retail B                      $ 24.01

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Large Cap Growth Fund - Y                             $ 24.01

Science & Technology Fund - Institutional             $ 17.80

Science & Technology Fund - Retail A                  $ 17.69

Science & Technology Fund - Retail B                  $ 17.62

Science & Technology Fund - Y                         $ 17.69

REIT Fund - Institutional                             $  9.09

REIT Fund - Retail A                                  $  9.12

REIT Fund - Retail B                                  $  9.12

REIT Fund - Y                                         $  9.12

Small Cap Index Fund - Institutional                  $ 10.98

Small Cap Index Fund - Retail A                       $ 10.97

Small Cap Index Fund - Retail B                       $ 10.97

Small Cap Index Fund - Y                              $ 10.93

Global Equity Fund - Institutional                    $ 12.43

Global Equity Fund - Y                                $ 12.43


Total consideration for one share of each series      $493.73

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